Exhibit 4.5

UNTIL ONE HUNDRED EIGHTY (180) DAYS AFTER THE CLOSING OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF HOMEOWNERS CHOICE, INC., NEITHER ANDERSON & STRUDWICK, INCORPORATED NOR ANY ASSIGNEE OF ALL OR A PORTION OF THE RIGHTS PURSUANT TO THIS WARRANT MAY SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE ANY OF ITS RIGHTS PURSUANT TO THIS WARRANT OTHER THAN TO BONA FIDE OFFICERS OF ANDERSON & STRUDWICK, INCORPORATED.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, no par value, as described herein.

Homeowners Choice, Inc.

No.	CUSIP No.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2013, OR UPON EARLIER CANCELLATION

This certifies that                                 , or its registered assigns, is the registered holder of                          warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Homeowners Choice, Inc., a Florida corporation (the “Company”), one share of the Company’s Common Stock (each, a “Share”) at an initial Exercise Price (the “Exercise Price”) of $         per Share, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on             , 200     and ending at 5:00 P.M., New York City time, on the earlier to occur of (i)                     , 2013 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 5 of the Warrant Agreement (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrants by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Company at its office located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel (i) this Warrant Certificate, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate or substantially in the form included on the reverse hereof, as applicable and (iii) the Exercise Price for each of the Warrants to be exercised in lawful money of the United States of America by certified or official bank check.

In addition, the holder of the Warrant represented by this Warrant Certificate may exercise any Warrants by delivering to the Company (at the address listed above), not later than 5:00 P.M. New York City time on the Exercise Date, this Warrant Certificate together with irrevocable instructions to the Company to issue in exchange for the Warrant Certificate the number of Shares equal to the product of (i) the number of Shares as to which the Warrant is being exercised multiplied by (ii) a fraction the numerator of which is the “Current Value” (as such term is defined in Section 2.4.6 of the Warrant Agreement) of a Share less the Exercise Price therefor and the denominator of which is such Current Value.

If any of (a) this Warrant Certificate, (b) the Election to Purchase, (c) the Exercise Price therefore, or (d) the instructions for the cashless exercise, if applicable, is received by the Company after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Company in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the holder of the Warrants. The Company shall not have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant and no payment will be made with respect to any fractional share of Common Stock to which any holder of Warrants might otherwise be entitled upon exercise of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company as provided in Section 1 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified in the warrant ledger or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                             , 2008 (the “Warrant Agreement”), between the Company and Anderson & Strudwick, Incorporated and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the office of the Company at 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

After                              ,             , the Company may, at its option, cancel in whole or in part (and if in part, by lot) the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Cancellation Notice”), provided, that the closing price per share of the Company’s common stock has exceeded $         for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period. In the event that the Company shall elect to cancel all or a portion of the then outstanding Warrants, the Company shall fix a date for the cancellation (the “Cancellation Date”). The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Cancellation Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Cancellation Date.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 3 of the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of             , 2008

HOMEOWNERS CHOICE, INC.

By:

Name:

Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Company, a certified or official bank check, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder must provide the information required below and deliver this Warrant Certificate to the Company at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Company by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                             ,          (the “Exercise Date”),                      Warrants, evidenced by this Warrant Certificate, to purchase,                              of the shares of Common Stock (each a “Share”) of Homeowners Choice, Inc., a Florida corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check to the order of the Company, in the amount of $                      in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ,

Name:	(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Address:

Signature:

This Warrant may only be exercised by presentation to the Company at the following location:

By hand at: 2340 Drew Street, Suite 200, Clearwater, Florida 33765

By mail at: 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Company. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the warrant ledger:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the warrant ledger:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the warrant ledger, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm:
Address:
Area Code and Number:
Authorized Signature:
Name:
Title:
Dated:

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                                               HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                          Attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

Dated:
Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm:
Address:
Area Code and Number:
Authorized Signature:
Name:
Title:
Dated: